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Exhibit (16)

                     Computation of Performance Quotations

  Average annual total return figures for the current one year, five year, and ten year periods ending December 31, 1995, are calculated as follows:

                n                   1/n
Formula:  P(1+T)  = ERV or T = ERV/P   -1

Where:    P = hypothetical initial investment of $1,000
          T = average annual total return
          n = number of years
        ERV = ending redeemable value of a hypothetical
              $1,000 payment made at the beginning of the period.

          One year period:

              22.67%     =     1,227    -1
                               -----
                               1000

          Five year period:
                                     1/5
              12.37%     =     1,792     -1
                               -----
                               1000

          Ten year period:
                                     1/10
              12.38%     =     3,214     -1
                               -----
                               1000


  Cumulative total return figures for the life of the fund, beginning June 25, 1964, and ending December 31, 1995 are calculated as follows:

          Formula:  CTR  =  ERV - P
                            ------- 100
                               P

          Where:    CTR  =  cumulative total return
                    ERV  =  ending redeemable value at the
                            end of the period of a
                            hypothetical $1,000 payment made
                            at the beginning of the period
                      P  =  initial payment of $1,000

                         1,920%  =      $20,199 - $1,000
                                        ---------------- 100
                                             $1,000